REVOCABLE PROXY

                        ENTERPRISE FEDERAL BANCORP, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTERPRISE FEDERAL BANCORP, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 1998 AND AT ANY ADJOURNMENT THEREOF.

    The undersigned, being a stockholder of the Company as of December 9, 1997, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 11320 Chester Road, Sharonville, Ohio, on January 30, 1998 at 10:00a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.         ELECTION OF DIRECTORS

           / /   FOR all nominees listed                              / /   WITHHOLD AUTHORITY
               below (except as marked                                    to vote for all nominees
               to the contrary below)                                     listed below

Nominees for one-year term: Otto L. Keeton; Terrell G. Marty; Michael R. Meister; William H. Kreeger and Edith P. Mayer.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)
                                        ________________________________________

2.         PROPOSAL to ratify the appointment of Grant Thornton as the Company's independent auditors for the fiscal year ending September 30, 1998.

            / /  FOR            / /  AGAINST            / /  ABSTAIN
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    In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

    SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.
                                              Dated: _____________________, 1998
                                              __________________________________
                                              __________________________________
                                              Signature(s)

                                              PLEASE SIGN THIS EXACTLY AS YOUR
                                              NAME(S) APPEAR(S) ON THIS PROXY.
                                              WHEN SIGNING IN A REPRESENTATIVE
                                              CAPACITY, PLEASE GIVE TITLE. WHEN
                                              SHARES ARE HELD JOINTLY, ONLY ONE
                                              HOLDER NEED SIGN.

The above signed hereby acknowledges receipt of the notice of Annual Meeting of Stockholders of Enterprise Federal Bancorp, Inc. called for January 30, 1998, a Proxy Statement for the Annual Meeting and the 1997 Annual Report to Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.